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                                                                 EXHIBIT 10.98

                         [ADVANTA MORTGAGE LETTERHEAD]


August 21, 1996


Mr. Blair Kinney
Pan American Bank, FSB
1300 So. El Camino Real, Suite 320
San Mateo, CA  94402

     Re: Master Commitment for Conduit Participants, number191564.11 (the "Master Commitment"), dated as of October 2, 1995, between Advanta Mortgage Conduit Services, Inc. ("Buyer") and Pan American Bank, FSB ("Seller"), and Master Loan Purchase Agreement for Advanta Conduit Loan Acquisitions referred to in the Master Commitment (the "Purchase Agreement").


Dear Blair:

     This letter shall confirm that we have agreed to extend the Commitment Term (as such term is defined in the Master Commitment) until September 30, 1997 (the "Extended Term"). In all other respects, the Master Commitment (including the monthly Commitment Volume, as such term is defined in the Master Commitment) and the Purchase Agreement shall remain in full force and effect with the same force and effect as if the original Commitment Term had included in the Extended Term. The Master Commitment and the Purchase Agreement, as modified by this letter, are hereby confirmed, approved, and ratified in their entirety.

     Please evidence your confirmation of, and agreement to, the terms set forth above by executing this letter where indicated below.

                                        Very truly yours,
                                        Advanta Mortgage Conduit Services, Inc.

                                        By: /s/ Maryann O'Hara
                                           -------------------
                                                Maryann O'Hara
                                                Vice President

The undersigned does hereby confirm and agree to the terms of this letter.

Date: October 1, 1996                   Pan American Bank, FSB
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                                        By: /s/ Robert Wilson
                                           ------------------
                                        Name:   Robert Wilson
                                             ----------------
                                        Title:  EVP
                                              ---------------

cc:  Rick Holguin      Advanta Conduit
     Anna Martinez     Advanta Conduit
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                  MASTER COMMITMENT FOR CONDUIT PARTICIPANTS

     This Master Commitment, dated as of October 2, 1995 is between Advanta Mortgage Conduit Services, Inc., a Delaware corporation (the "Buyer"), and Pan American Savings Bank, a California corporation (hereinafter referred to as "Seller").

     Attached to this Master Commitment is the Mortgage Loan Purchase Agreement for Advanta Conduit Loan Acquisitions" (the "Purchase Agreement"), the terms of which are hereby incorporated by reference into this Master Commitment. This Master Commitment is intended to be a "Commitment" within the meaning of the Purchase Agreement. Also attached to this Master Commitment is a form of a "Settlement Sheet"; each executed "Settlement Sheet" is intended to be a "Confirmation" within the meaning of the Purchase Agreement.

     The Seller has heretofore received from the Buyer its "Advanta Conduit Seller's Guide," which, as it may be modified, supplemented or amended form time to time by the Buyer, is hereinafter referred to a the "Seller's Guide." Set forth in the Seller Guide are the Buyer's underwriting and origination practices guidelines, together with related product description, and documentation requirements. Mortgage loans (i) which conform to such product descriptions, underwriting and origination practices and documentation requirements set forth in the Seller Guides, and (ii) which conform to all Representations and Warranties, as defined in the Purchase Agreement and applicable to the related Mortgage Loans, are hereinafter referred to as "Qualifying Loans."

          Section 1. Certain Definitions. For purposes of this Master Commitment
                     -------------------
refer to the Purchase Agreement for defined terms.

          In addition, for purposes hereof and of the Purchase Agreement:

          the "Applicable Guidelines" means the Buyer's required underwriting guidelines, origination practices and product descriptions, as set forth in the Seller's Guide;

          the "Documentation Requirements" means the Buyer's documentation requirements, as set forth in the Seller's Guide.

          Section 2.  Commitment to Buy and Sell; Volume and Term.
                      -------------------------------------------

               (a) The Buyer hereby agrees to purchase from the Seller, either directly or indirectly or through one or more affiliates, and the Seller hereby agrees to use its best efforts to sell to the Buyer during the period commencing on October 2, 1995 and ending on September 30, 1996 (such period, the "Commitment Term"), $1 million per month of Qualifying Loans originated by the Seller (such dollar amount per month, the "Commitment Volume").

               (b) For the first three months of the Commitment Term, the Seller shall follow the delivery procedures set forth in the Seller's Guide under
Section 3, "Correspondent Procedures," for the "Flow" delivery option ("Flow Deliveries"); thereafter the Seller shall follow the delivery procedures for the "Pool" delivery option ("Pool Deliveries").

               (c) Each such sale will be closed on a servicing related basis, without recourse, and subject to all the terms and conditions hereof, the provisions of the other Related Conduit Agreements, together with any and all additional terms and conditions imposed on such sale by the provisions of the Seller Guide.

               (d) Each Settlement Sheet executed and delivered by the Buyer and the Seller pursuant hereto shall constitute a confirmation of the purchase of the Qualifying Loans described in such
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Settlement Sheet. If prior to purchase of any mortgage loan offered by the
Seller, either the Seller or the Buyer becomes aware that such mortgage loan is not a Qualifying Loan, the Buyer will be under no obligation to purchase such Mortgage Loan. The determination by the Buyer as to whether any offered Mortgage Loan is a Qualifying Loan shall be conclusive, absent manifest error.

               (e) Nothing contained in this Master Commitment or the other Related Conduit Agreements shall be deemed to waive any right of the Buyer to require Seller to repurchase any Mortgage Loan (i) in the event it is determined by the Seller or the Buyer or anyone acting on their respective behalf that any Mortgage Loan breaches any of the Representations and Warranties (as defined in the Purchase Agreement) applicable to such Mortgage Loan (including the representation and warranty that such mortgage loan is a Qualifying Loan), or
(ii) in the event Seller fails, with respect to such Mortgage Loan, to comply with the document delivery requirements set forth in the Seller Guide.

          Section 3.  Pricing of Qualifying Loans.  The Qualifying Loans will be
                      ---------------------------
purchased from the Seller by the Buyer at prices to be determined by reference to the applicable Rate Sheet issued by Buyer to Seller; it being acknowledged and agreed that pricing shall reflect the Commitment Term, the Commitment Volume, and whether the Seller is then delivering such Qualifying Loans as Pool Deliveries or as Flow Deliveries. Not later than the Business Day prior to any pricing change, Buyer shall transmit to the Seller, by facsimile, the new Rate Sheet for the related Mortgage Loans.

          Section 4.  Origination and Transfer for Mortgage Loans.
                      -------------------------------------------

               (i) The origination and transfer of Mortgage Loans will comply with the requirements of the Seller Guide.

               (ii) In connection with each purchase Mortgage Loans, the Buyer shall purchase, without recourse, all of the Seller's right, title and interest to each Mortgage Loan, including all interest accruing thereon, and principal received on or with respect to such Mortgage Loan on or after the related Cut-Off Date, from the Mortgagors most recent paid-to date.

               (iii) Buyer may purchase any particular Mortgage Loans either directly, or may cause an affiliate of Buyer (which may include a trust organized for such purpose) to purchase such Mortgage Loans.

          Section 5.  Termination of Commitment.
                      -------------------------

               (a) Subject to the termination provisions set forth below in this
Section 5, the provisions of this Master Commitment and of the other Related Conduit Agreements shall be in effect during the Commitment Term; provided, that
                                                                  --------
the provisions hereof and of the other Related Conduit Agreements shall nevertheless apply to any purchases of Mortgage Loans which occur after the expiration of the Commitment Term, unless the parties affirmatively agree otherwise.

               (b) The Buyer has the right, at its election, to terminated its purchase commitment on five (5) Business Days' notice in the event (i) of a material adverse change in the business or financial condition of the Seller,
(ii) that the Seller is in default under any Related Conduit Agreement and Seller fails to cure such default within the prescribed Cure Period therein.

          Section 6. Additional Programs. Should the Buyer elect to offer
                     -------------------
additional mortgage loan programs to the Seller, it shall notify the Seller and the parties agree to discuss in good faith arrangements pursuant to which the Seller would originate such products in a manner that would be mutually beneficial to the parties. The failure of the parties to reach a mutually acceptable agreement with respect to such product shall not alter the

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rights and responsibilities of the parties under the Related Conduit Agreements.
If an agreement with respect to an additional product is reached, the parties hereto shall amend the provisions of the Related Conduit Agreement to reflect such agreement.

          Section 7. Amendments to the Seller Guide and Documentation
                     ------------------------------------------------
Requirements. The Buyer shall notify the Seller in writing of all changes to the
------------
Seller Guides; provided, that no such change shall apply to any loans in the Seller's pipeline to the extent that the related Mortgagor's application has been approved in accordance with the Seller Guide.

          Section 8. Counterparts. For the purpose of facilitating the execution
                     ------------
of this Master Commitment and for other purposes, this Master Commitment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute one and the same instrument.

          Section 9. Confidentiality. The Seller and its attorneys and
                      ---------------
accountants will not disclose to third parties, without the Buyer's prior consent, the terms of this Master Commitment, or the other Related Conduit Agreements, except as required by law. The Seller shall indemnify the Buyer with respect to any losses suffered by the Buyer as a result of the breach of this covenant.

          IN WITNESS WHEREOF, the parties hereto have caused this Master Commitment to be duly executed by their respective officers on the day and year first above written.

                                      SELLER
                                      PAN AMERICAN SAVINGS BANK

                                      By: /s/ Robert Wilson
                                         ------------------
                                      Name:
                                      Title:



                                      BUYER
                                      ADVANTA MORTGAGE CONDUIT SERVICES, INC.

                                      By: /s/ Anna M. Martinez
                                         ---------------------
                                      Name:   Anna M. Martinez
                                      Title:  Vice President

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